Exhibit 99.3

ITEM 2.	FINANCIAL INFORMATION.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2010, Nortek, Inc. (the “Company”) acquired all of the outstanding stock of Ergotron, Inc. (“Ergotron”) for an estimated purchase price of approximately $298.0 million, consisting of initial cash payments totaling approximately $289.8 million and an estimated payable due to the sellers of approximately $8.2 million related to the remaining estimated reimbursement of federal and state tax refunds due to Ergotron for the pre-acquisition period in 2010 of approximately $7.8 million and an estimated working capital adjustment of $0.4 million. The final amounts due for the reimbursement of federal and state tax refunds will be determined when the final pre-acquisition tax returns are filed and the refunds are collected, which is expected to occur in the third and fourth quarters of 2011.

On December 17, 2009 (the “Effective Date”), the Company successfully emerged from bankruptcy as a reorganized company after voluntarily filing for bankruptcy on October 21, 2009, pursuant to prepackaged plans of reorganization (the “Reorganization”). The purpose of the Reorganization was to reorganize the Company’s capital structure while allowing the Company to continue to operate its business. The Reorganization was necessary because it was determined that the Company would be unable to operate its business and meet its debt obligations under the Company’s pre-Reorganization capital structure. In connection with the Company’s Reorganization, the Company adopted fresh-start reporting pursuant to the provisions of Accounting Standards Codification (“ASC”) 852, “Reorganizations,” (“ASC 852”). The Company selected December 19, 2009 as the fresh-start reporting date since it was the closest fiscal week-end to the Effective Date of December 17, 2009 and the effect of using December 19, 2009, instead of December 17, 2009, was not material to the Company’s financial condition or results of operations for the periods presented.

Under fresh-start reporting a new reporting entity is deemed to be created and the assets and liabilities of the entity are reflected at their fair values (“Fresh Start Accounting”). Accordingly, the Company’s consolidated financial statements for the reporting entity subsequent to emergence from Chapter 11 bankruptcy proceedings are not comparable to the Company’s consolidated financial statements for the reporting entity prior to emergence from Chapter 11 bankruptcy proceedings. References to the “Successor” refer to our Company subsequent to the fresh-start reporting date and references to the “Predecessor” refer to our Company prior to the fresh-start reporting date.

In addition, ASC 852 requires that financial statements, for periods including and subsequent to a Chapter 11 bankruptcy filing, distinguish between transactions and events that are directly associated with the reorganization proceedings and the ongoing operations of the business, as well as additional disclosures. Effective October 21, 2009, expenses, gains and losses directly associated with the reorganization proceedings are reported as gain on reorganization items, net in the consolidated statement of operations for our Predecessor period from January 1, 2009 to December 19, 2009.

On the Effective Date, the Company’s capital structure consisted of the following:

•	New 11% Senior Secured Notes due 2013. On the Effective Date, the Company issued a total principal amount of $753.3 million in 11% Senior Secured Notes due 2013 (the “11% Notes”) to the former holders of the Company’s 10% Senior Secured Notes due 2013 (the “10% Notes”).

•	New ABL Facility. On the Effective Date, the Company executed a $250.0 million asset-based revolving credit facility, which terminates in 2013, with a group of lenders. In March 2010, the asset-based revolving credit facility was increased to $300.0 million (the “New ABL Facility”). The New ABL Facility had initial outstanding borrowings on the Effective Date of $90.0 million. The New ABL Facility replaced the Predecessor’s pre-petition five-year $350.0 million senior secured asset-based revolving credit (the “Predecessor ABL Facility”).

•	Common Stock and Warrants. On the Effective Date, the Company issued 15,000,000 shares of common stock, par value $0.01 per share, and issued warrants that may be exercised for a period of five years to purchase 789,474 shares of common stock at an exercise price of $52.80 per share to the former holders of the Company’s 10% Notes, 8 1/2% Senior Subordinated Notes due 2014 (the “8 1/2% Notes”) and 9 7/8% Senior Subordinated Notes due 2011 (the “9 7/8% Notes”), and to the former holders of the Company’s former parent NTK Holdings Inc’s (“NTK Holdings”) 10 3/4% Senior Discount Notes due 2014 and certain unsecured senior loans issued by NTK Holdings, including certain of the Company’s directors and executive officers.

•	Restricted Stock. On the Effective Date, the Company granted 710,731 shares of restricted common stock. These shares were issued to certain of the Company’s executive officers and are eligible to vest in annual installments based upon the achievement of specified levels of adjusted earnings before interest, taxes, depreciation and amortization, as defined in the applicable award agreement, for each of our 2010, 2011, 2012 and 2013 fiscal years.

•	Options to Purchase Common Stock. On the Effective Date, the Company granted options to purchase 710,731 shares of common stock at an exercise price of $17.50 per share. These stock options were issued to certain of the Company’s executive officers and directors and vest at the rate of 20% on each anniversary of the grant date, beginning with the first anniversary of the grant date, with 100% vesting upon the fifth anniversary of the grant date, and, unless terminated earlier, expire on the tenth anniversary of the grant date.

The following unaudited pro forma condensed consolidated financial statements include the unaudited pro forma condensed consolidated balance sheet as of October 2, 2010 and the unaudited pro forma condensed consolidated statement of operations for the first nine months ended October 2, 2010 and the year ended December 31, 2009. The unaudited pro forma condensed consolidated financial statements give pro forma effect, where applicable, to the 2010 Ergotron acquisition and the 2009 Fresh-start Accounting, as noted above.

The unaudited pro forma condensed consolidated balance sheet as of October 2, 2010 has been prepared by adjusting the actual balance sheets of the Company and Ergotron as if the acquisition of Ergotron had occurred on October 2, 2010. No pro forma adjustments were necessary for Fresh-start Accounting as it was already reflected by the Company in the actual balance sheet as of October 2, 2010.

The unaudited pro forma condensed consolidated statement of operations for the first nine months ended October 2, 2010 has been prepared by adjusting the actual results of the Company and Ergotron as if the acquisition of Ergotron had occurred on January 1, 2009. No pro forma adjustments were necessary for Fresh-start Accounting as it was already reflected by the Company in the actual results for the first nine months ended October 2, 2010.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 has been prepared by adjusting the actual results of the Company and Ergotron as if the acquisition of Ergotron and Fresh-Start Accounting had occurred on January 1, 2009.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred had the transactions described above taken place on the dates indicated above, nor are they necessarily indicative of the Company’s future results of operations.

NORTEK INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
October 2, 2010

			Ergotron
			Acquisition
	Nortek	Ergotron	Pro Forma		Nortek
	Historical	Historical	Adjustments		Pro Forma
	(In millions)
	(Unaudited)

ASSETS
Current Assets:
Unrestricted:
Cash and cash equivalents	$53.2	$13.3	$(6.6	)(a)	$59.9
Restricted:
Cash	0.1	—	—		0.1
Accounts receivable, net	265.8	35.6	—		301.4
Inventories, net	292.9	17.4	7.0	(b)	317.3
Prepaid expenses and other current assets	31.1	1.9	0.6	(c)	33.6
Prepaid income taxes	26.7	1.9	(2.6	)(d)	26.0

Total Current Assets	669.8	70.1	(1.6)		738.3
Property and equipment, net	222.4	12.3	4.1	(e)	238.8
Goodwill	159.0	0.2	134.6	(f)	293.8
Intangible assets, net	512.3	0.5	193.3	(g)	706.1
Deferred debt expense	4.0	—	6.8	(h)	10.8
Other assets	8.6	—	2.7	(i)	11.3

Total Assets	$1,576.1	$83.1	$339.9		$1,999.1

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short term obligations	$8.5	$—	$—		$8.5
Current maturities of long-term debt	7.9	3.4	(3.4	)(j)	7.9
Long-term debt	2.0	—	—		2.0
Accounts payable	159.4	40.0	—		199.4
Accrued expenses and taxes, net	211.6	8.0	8.2	(k)	227.8

Total Current Liabilities	389.4	51.4	4.8		445.6
Deferred income taxes	84.8	(0.4)	75.6	(l)	160.0
Other long-term liabilities	154.9	—	1.6	(m)	156.5
Notes, mortgage notes and obligations payable, less current maturities	777.2	—	290.0	(n)	1,067.2
Stockholders’ Investment:
Preferred stock	—	—	—		—
Common stock	0.1		—		0.1
Additional paid-in capital	173.8		—		173.8
Accumulated deficit	(6.7)		—		(6.7)
Accumulated other comprehensive income	2.6		—		2.6
Ergotron historical equity	—	32.1	(32.1	)(o)	—

Total Stockholders’ Investment	169.8	32.1	(32.1)		169.8

Total Liabilities and Stockholders’ Investment	$1,576.1	$83.1	$339.9		$1,999.1

See Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

NORTEK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FIRST NINE MONTHS ENDED OCTOBER 2, 2010

	Nortek Historical				Pro Forma
	1st Nine Months Ended	Ergotron	Ergotron Acquisition		1st Nine Months Ended
	October 2, 2010	Historical	Pro Forma Adjustments		October 2, 2010
	(Amounts in millions, except shares and per share data)

Net sales	$1,436.5	$147.8	$—		$1,584.3
Costs and Expenses:
Cost of products sold	1,051.5	94.5	(0.6	)(a)	1,145.4
Selling, general and administrative expense, net	298.0	31.5	0.6	(b)	330.1
Amortization of intangible assets	29.0	0.3	8.6	(c)	37.9

	1,378.5	126.3	8.6		1,513.4

Operating earnings	58.0	21.5	(8.6)		70.9
Interest expense	(69.9)	(0.2)	(21.0	)(d)	(91.1)
Investment income	0.1	0.1	—		0.2

(Loss) earnings before (benefit) provision for income taxes	(11.8)	21.4	(29.6)		(20.0)
(Benefit) provision for income taxes	(8.5)	7.3	(11.5	)(e)	(12.7)

Net (loss) earnings	$(3.3)	14.1	$(18.1)		$(7.3)

Basic loss per Share	$(0.22)				$(0.49	)(f)

Diluted loss per Share	$(0.22)				$(0.49	)(f)

Weighted Average Common Shares:
Basic	15,000,000				15,000,000	(f)
Diluted	15,000,000				15,000,000	(f)

NORTEK, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

			Fresh-Start					Ergotron
	Predecessor	Successor	Accounting					Acquisition		Pro Forma
	Jan. 1, 2009 -	Dec. 20, 2009 -	Pro Forma				Ergotron	Pro Forma		Year Ended
	Dec. 19, 2009	Dec. 31, 2009	Adjustments		Subtotal		Historical	Adjustments		Dec. 31, 2009
	(Amounts in millions, except shares and per share data)

Net sales	1,763.9	44.0	—		1,807.9		151.4	—		1,959.3
Costs and Expenses:
Cost of products sold	1,266.0	35.2	11.5	(a)	1,317.2		97.1	6.2	(a)	1,420.5
			4.5	(b)
Selling, general and administrative expense, net	372.6	8.5	2.3	(c)	383.4		37.1	1.7	(b)	422.2
Pre-petition reorganization items	22.5	—	(22.5	)(d)	—		—	—		—
Goodwill impairment charge	284.0	—	(284.0	)(e)	—		—	—		—
Amortization of intangible assets	22.2	1.5	12.8	(f)	36.5		0.4	12.6	(c)	49.5

	1,967.3	45.2	(275.4)		1,737.1		134.6	20.5		1,892.2

Operating (loss) earnings	(203.4)	(1.2)	275.4		70.8		16.8	(20.5)		67.1
Interest expense	(135.6)	(3.6)	44.1	(g)	(95.1)		(0.4)	(27.8	) (d)	(123.3)
Investment income	0.2	—	—		0.2		—	—		0.2

(Loss) earnings before gain on reorganization items, net	(338.8)	(4.8)	319.5		(24.1)		16.4	(48.3)		(56.0)
Gain on reorganization items, net	619.1	—	(619.1	)(h)	—		—	—		—

Earnings (loss) before provision (benefit) for income taxes	280.3	(4.8)	(299.6)		(24.1)		16.4	(48.3)		(56.0)
Provision (benefit) for income taxes	85.0	(1.4)	(82.8	)(i)	(2.4)		5.1	(18.6	)(e)	(15.9)
			(3.2	)(j)

Net earnings (loss)	195.3	(3.4)	(213.6)		(21.7)		11.3	(29.7)		(40.1)

Basic Earnings (Loss) per Share	65,100.00	(0.23)			(1.45	)(k)				(2.67	)(f)

Diluted Earnings (Loss) per Share	65,100.00	(0.23)			(1.45	)(k)				(2.67	)(f)

Weighted Average Common Shares:
Basic	3,000	15,000,000			15,000,000	(k)				15,000,000	(f)
Diluted	3,000	15,000,000			15,000,000	(k)				15,000,000	(f)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET

As of
October 2, 2010 Ergotron Acquisition
Pro Forma
Adjustments
(Unaudited)
(In millions)
ADJUSTMENTS RELATED TO THE ERGOTRON ACQUISITION:
(a) Cash and Cash Equivalents
Net cash used for the acquisition of Ergotron	$(6.6)

(b) Investment, Net
Fair value adjustment to inventories, net	$7.0

(c) Prepaid Expenses and Other Current Assets
Fair Value adjustment to prepaid expenses and other current assets	$0.6

(d) Prepaid Income Taxes
Tax Impact of Fair Value Adjustments	$(2.6)

(e) Property and Equipment, Net
Fair value adjustment to property and equipment, net	$4.1

(f) Goodwill
Fair value adjustment to goodwill	$134.6

(g) Intangible Assets
Fair value adjustment to intangible assets	$193.3

(h) Deferred Debt Expense
Deferred debt expense related to the issuance of the 10% senior secured notes	$6.8

(i) Other Assets
Fair value adjustment to other assets	$2.7

(j) Current Maturities of Long-Term Debt
Elimination of Ergotron historical debt	(3.4)

(k) Accrued Expenses and Taxes, net
Additional purchase price payable to sellers	8.2

(l) Deferred Income Taxes
Tax impact of fair value adjustments	75.6

(m) Other Long-term liabilities
Fair value adjustment to other long-term liabilities	1.6

(n) Notes, Mortgage Notes and Obligations Payable, Less Current Maturities
Issuance of $250.0 million of 10% senior secured notes to partially fund Ergotron acquisition	250.0
ABL borrowings to partially fund Ergotron acquisition	40.0

290.0

(o) Ergotron Historical Equity
Eliminate Ergotron historical equity	(32.1)

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIODS PRESENTED

Pro Forma Adjustments related to the 2010 Ergotron Acquisition:

		For the First	For the Year
		Nine Months Ended	Ended
		Oct. 2, 2010	Dec. 31, 2009

(a)	Cost of products sold
	Additional amortization of the estimated inventory fair value adjustment recorded in connection with the purchase accounting	—	7.0
	Reduction in depreciation expense related to the estimated property, plant and equipment fair value adjustments recorded in connection with the purchase accounting	(0.6)	(0.8)

		$(0.6)	$6.2

(b)	Selling, general and administrative expense, net (“SG&A”)
	Record annual incentive bonuses per purchase and sales agreement	2.9	3.4
	Eliminate royalty payment that was eliminated under terms of the purchase and sales agreement	(1.9)	(1.1)
	Reduction in depreciation expense related to the estimated property, plant and equipment fair value adjustments recorded in connection with the purchase accounting	(0.4)	(0.6)

		$0.6	$1.7

(c)	Amortization of intangible assets
	Additional estimated amortization expense related to the estimated intangible asset fair value adjustments recorded in connection with the purchase accounting	$8.6	$12.6

(d)	Interest expense
	Additional estimated interest expense related to the November 2010 issuance of the Company’s 10% Notes and additional borrowings under the ABL Facility in conjunction with the acquisition of Ergotron	$(21.0)	$(27.8)

(e)	Benefit for income taxes
	Record estimated benefit for income taxes related to the above adjustments	$(11.5)	$(18.6)

(f)	Pro Forma Loss per Share
The pro forma effect of potential common share equivalents, including warrants, unvested restricted stock and stock options were excluded from the computation of the pro forma diluted shares outstanding, as inclusion would have resulted in dilution.

NORTEK, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

Pro Forma Adjustments related to Fresh Start Accounting

(a)	Cost of products sold

Additional amortization of the estimated inventory fair value adjustment recorded in connection with Fresh Start Accounting	$11.5

(b)	Cost of products sold

Additional depreciation expense related to the estimated property, plant and equipment fair value adjustments recorded in connection with Fresh Start Accounting	$4.5

(c)	Selling, general and administrative expense, net

Additional estimated compensation expense related to the grant of restricted common stock and common stock options	$2.3

(d)	Pre-petition reorganization items

Elimination of the pre-petition reorganization items that were directly attributable to the Reorganization	$(22.5)

(e)	Goodwill impairment charge

Elimination of the HTP goodwill impairment charge that was required to be recorded prior to the adoption of Fresh Start Accounting, as Fresh Start Accounting under ASC 852 results in a new basis of goodwill based on the fair value of the assets and liabilities at the date of adoption. Accordingly, the Company believes that it would not have incurred the goodwill impairment charge for HTP had Fresh Start Accounting been adopted on January 1, 2009.	$(284.0)

(f)	Amortization of intangible assets

Additional estimated amortization expense related to the estimated intangible asset fair value adjustments recorded in connection with Fresh Start Accounting	$12.8

Included in the pro forma intangible asset amortization adjustment is approximately $4.4 million of amortization related to the estimated fair value of backlog.

(g)	Interest expense

Additional estimated interest expense on the 11% Notes	$(79.7)
Additional estimated interest expense on the New ABL Facility	(6.9)
Additional estimated amortization deferred debt expense related to the New ABL Facility	(1.1)
Additional estimated amortization of the debt fair value adjustment	(0.3)
Reduction in interest expense related to the debt that was eliminated in connection with the Reorganization, including the 10% Notes, the 8 1/2% Notes, the 9 7/8% Notes and the Prior ABL Facility	132.1

$44.1

(h)	Gain on reorganization items, net

Elimination of the pre-tax gain on reorganization items, net that were directly attributable to the Reorganization and the adoption of Fresh Start Accounting	$(619.1)

(i)	Provision (benefit) for income taxes

Elimination of the provision for incomes taxes that was directly attributable to the adoption of Fresh Start Accounting as it reflected the income tax impact associated with the pre-tax gain on reorganization items, net in (h) above	$(82.8)

(j)	Provision (benefit) for income taxes

Record estimated benefit for income taxes	$(3.2)

(k)	Pro Forma Loss per Share
The pro forma effect of potential common share equivalents, including warrants, unvested restricted stock and stock options were excluded from the computation of the pro forma diluted shares outstanding, as inclusion would have resulted in dilution.